Exhibit 99.1

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Consolidated Balance Sheet as of September 30, 2015 (UNAUDITED)	2
Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2015 (UNAUDITED)	3
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014 (UNAUDITED	4
Notes to Pro Forma Consolidated Financial Statements (UNAUDITED)	5

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Balance Sheet (UNAUDITED)

(in thousands, except share and per share amounts)

	September 30, 2015
		Adjustments (a)		Resolute
	Resolute	Gardendale	PRB	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,280	$18,892	$—	$20,172
Accounts receivable	37,525	—	—	37,525
Commodity derivative instruments	80,461	—	—	80,461
Prepaid expenses and other current assets	3,496	—	—	3,496
Total current assets	122,762	18,892	—	141,654
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting
Unproved	174,841	(149,580)	—	25,261
Proved	1,802,857	(28,518)	(62,126)	1,712,213
Other property and equipment	10,078	—	—	10,078
Accumulated depletion, depreciation and amortization	(1,450,458)	—	—	(1,450,458)
Net property and equipment	537,318	(178,098)	(62,126)	297,094
Other assets:
Restricted cash	21,496	—	—	21,496
Commodity derivative instruments	19,570	—	—	19,570
Other assets	271	—	—	271
Total assets	$701,417	$(159,206)	$(62,126)	$480,085
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,250	$—	$—	$7,250
Accrued expenses	44,134	—	—	44,134
Accrued interest payable	14,294	—	—	14,294
Asset retirement obligations	775	—	—	775
Secured term loan facility	2,000	—	—	2,000
Total current liabilities	68,453	—	—	68,453
Long term liabilities:
Revolving credit facility	137,643	(83,643)	(54,000)	—
Secured term loan facility	181,035	(70,000)	—	111,035
Senior notes	395,754	—	—	395,754
Asset retirement obligations	31,652	(5,563)	(8,126)	17,963
Other long term liabilities	1,409	—	—	1,409
Total liabilities	815,946	(159,206)	(62,126)	594,614
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value	—	—	—	—
Common stock, $0.0001 par value	8	—	—	8
Additional paid-in capital	655,689	—	—	655,689
Accumulated deficit	(770,226)	—	—	(770,226)
Total stockholders’ equity (deficit)	(114,529)	—	—	(114,529)
Total liabilities and stockholders’ equity (deficit)	$701,417	$(159,206)	$(62,126)	$480,085

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Condensed Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30, 2015
	Resolute	Gardendale (b)	PRB (b)	Permian (b)	Pro Forma Adjustments		Resolute Pro Forma
Revenue:
Oil	$111,910	$(11,275)	$(5,522)	$(1,861)	$-		$93,252
Gas	10,908	(1,161)	(5,338)	(440)	—		3,970
Natural gas liquids	3,328	(1,347)	(216)	(173)	—		1,592
Total revenue	126,146	(13,783)	(11,075)	(2,474)	—		98,814
Operating expenses:
Lease operating	60,241	(5,760)	(6,240)	(956)	—		47,285
Production and ad valorem taxes	17,717	(1,198)	(1,546)	(196)	—		14,777
Depletion, depreciation, amortization, and asset retirement obligation accretion	80,414	—	—	—	(8,300)	(c)	72,114
Impairment of proved oil and gas properties	628,000	—	—	—	—		628,000
General and administrative	22,170	—	—	—	—		22,170
Restricted cash awards	702	—	—	—	—		702
Total operating expenses	809,244	(6,958)	(7,786)	(1,152)	(8,300)		785,048
Income (loss) from operations	(683,098)	(6,824)	(3,289)	(1,322)	8,300		(686,233)
Other income (expense):
Interest expense, net	(43,318)	—	—	—	8,985	(d)	(34,333)
Commodity derivative instruments gain (loss)	54,043	—	—	—	—		54,043
Other income (loss)	(79)	—	—	—	—		(79)
Total other income (expense)	10,646	—	—	—	8,985		19,631
Income (loss) before income taxes	(672,452)	(6,824)	(3,289)	(1,322)	17,285		(666,602)
Income tax benefit (expense)	22,354	—	—	—	—	(e)	22,354
Net income (loss)	$(650,098)	$(6,824)	$(3,289)	$(1,322)	$17,285		$(644,248)
Net income (loss) per common share:
Basic and diluted	$(8.69)						$(8.61)
Weighted average common shares outstanding:
Basic	74,789						74,789
Diluted	74,789						74,789

See Notes to Pro Forma Condensed Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Condensed Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31, 2014
	Resolute	Gardendale (b)	PRB (b)	Permian (b)	Pro Forma Adjustments		Resolute Pro Forma
Revenue:
Oil	$293,970	$(38,895)	$(2,083)	$(10,689)	$-		$242,303
Gas	26,254	(3,130)	(2,054)	(2,665)	—		18,405
Natural gas liquids	9,147	(4,431)	(93)	(1,507)			3,116
Total revenue	329,371	(46,456)	(4,230)	(14,861)	—		263,824
Operating expenses:
Lease operating	112,683	(17,247)	(2,342)	(3,505)	—		89,589
Production and ad valorem taxes	37,216	(3,179)	(655)	(1,032)	—		32,350
Depletion, depreciation, amortization, and asset retirement obligation accretion	132,154	—	—	—	(24,600)	(c)	107,554
Impairment of proved oil and gas properties	120,000	—	—	—	—		120,000
General and administrative	39,992	—	—	—	—		39,992
Restricted cash awards	—	—	—	—			—
Total operating expenses	442,045	(20,426)	(2,997)	(4,537)	(24,600)		389,485
Income (loss) from operations	(112,674)	(26,030)	(1,233)	(10,324)	24,600		(125,661)
Other income (expense):
Interest expense, net	(31,489)	—	—	—	7,435	(d)	(24,054)
Commodity derivative instruments gain (loss)	118,141	—	—	—	—		118,141
Other income (loss)	32	—	—	—	—		32
Total other income (expense)	86,684	—	—	—	7,435		94,119
Income (loss) before income taxes	(25,990)	(26,030)	(1,233)	(10,324)	32,035		(31,542)
Income tax benefit (expense)	4,140	9,632	457	3,820	(11,853)	(e)	6,196
Net income (loss)	$(21,850)	$(16,398)	$(776)	$(6,504)	$20,182		$(25,346)
Net income (loss) per common share:
Basic and diluted	$(0.30)						$(0.34)
Weighted average common shares outstanding:
Basic	73,798						73,798
Diluted	73,798						73,798

See Notes to Pro Forma Condensed Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Notes to Pro Forma Condensed and Consolidated Financial Statements for the

Nine Months Ended September, 2015 and Year Ended December 31, 2014 (UNAUDITED)

Note 1 - Basis of Presentation

The accompanying tables present Resolute Energy Corporation’s (“Resolute,” the “Company,” “we,” and “our”) unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015, and our unaudited pro forma consolidated balance sheet as of September 30, 2015. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma statements of operations data for the periods presented give effect to our divestiture of certain interests during 2015 as if they had been completed on January 1, 2014.  The unaudited pro forma balance sheet gives effect to the divestitures as if they had occurred on September 30, 2015.

The pro forma adjustments related to these divestitures reflect the fair values received for our assets as of the various closing dates and do not necessarily reflect the fair values that would have been received if the divestitures had occurred on January 1, 2014 or September 30, 2015.

The unaudited pro forma financial statements should be read together with the historical financial statements of Resolute and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015.

The unaudited pro forma consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the divestures occurred on January 1, 2014. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the divestitures occurred on the dates assumed. Additionally, the unaudited pro forma financial statements are not a projection of our results of operations or financial position for any future period or date.

During 2015, Resolute and its wholly-owned subsidiaries consummated three asset sales:

•

On December 22, 2015, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”), a wholly-owned subsidiary of the Company closed on a Purchase and Sale Agreement (a “PSA”) with Independence Resources Holdings, LLC, a Delaware limited liability company, to sell its Gardendale oil and gas properties in the Midland Basin in Midland and Ector counties, Texas, for net proceeds of approximately $175 million, (the “Gardendale Sale”).  The proceeds of the Gardendale Sale were used to (i) repay $95 million under the Company’s Second Amended and Restated Credit Agreement (the “Revolving Credit Facility”), representing all amounts currently outstanding under that facility, although the facility remains in place, (ii) repay $70 million to retire a portion of the amounts outstanding under the Company’s second lien term loan (the “Term Loan”), and (iii) the remaining net proceeds were retained by the Company.

•

On October 6, 2015, Resolute Wyoming, Inc., a Delaware corporation (“Resolute Wyoming”), a wholly-owned subsidiary of the Company closed on a PSA with MCL 1 Oil and Gas Wyoming LLC to sell its Hilight Field oil and gas properties in the Powder River Basin in Campbell County, Wyoming, for net proceeds of approximately $54 million (the “PRB Sale”).  The proceeds of the PRB Sale were used to repay amounts then outstanding under the Revolving Credit Facility.

•

On May 1, 2015, Resolute Southwest closed on a PSA with QStar LLC, a privately-held Delaware limited liability company, to sell certain oil and gas properties in the Midland Basin portion of the Permian Basin in Howard and Martin counties, Texas, for net proceeds of approximately $40 million (the “Permian Sale”).  The proceeds of the Permian Sale were used to repay amounts then outstanding under the Revolving Credit Facility.

Note 2—Adjustments to Unaudited Pro Forma Consolidated Financial Statements

a.

Represents the effect of our (i) divestiture of oil and gas properties, (ii) use of net proceeds to repay $70 million of the Term Loan and $137.6 million of borrowings under our Revolving Credit Facility, and (iii) the relief of asset retirement obligations relating to the properties divested in the Gardendale Sale and the PRB sales consummated after September 30, 2015.

b.	Represents the historical revenue and direct operating expenses of the Gardendale Sale, the PRB Sale, and the Permian Sale.

c.

Represents the decrease in depletion, depreciation, amortization and accretion expense computed on a unit of production basis following the divestiture of oil and gas properties, as if the Gardendale Sale, the PRB Sale, and the Permian Sale were consummated on January 1, 2014.

d.

Represents the net decrease in interest expense resulting from the use of net proceeds in 2015, to repay $70 million of the Term Loan and $137.6 million of borrowings under our Revolving Credit Facility and in 2014, exclusively to repay borrowings under the Revolving Credit Facility exclusively.

e.

Assumes an effective tax rate of 37% on the incremental income (loss) before income taxes for the year ended December 31, 2014. This reflects both the federal and state statutory income taxes rates which were in effect during the period presented. There is no pro forma adjustment for income taxes in the nine months ended September 30, 2015, as the Company has provided for a full valuation allowance against net deferred tax assets.